Exhibit 5.1

GRAYCARY

2000 University Avenue

East Palo Alto, CA 94303-2248

www.graycary.com

O] 650-833-2000

F] 650-833-2001

August 2, 2004

VIA FEDERAL EXPRESS

InPhonic, Inc.

1010 Wisconsin Avenue, Suite 600

Washington, D.C. 20007

Re: Registration Statement (No. 333-116420) on Form S-1

Gentlemen:

We have acted as counsel to InPhonic, Inc., a Delaware corporation (“InPhonic”), in connection with the proposed issuance and sale of those certain shares of InPhonic’s newly-issued Common Stock and those certain additional shares of InPhonic’s Common Stock held by certain stockholders ( collectively the “Shares”), as set forth in InPhonic’s registration statement (No. 333-116420) on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), to which this opinion is being filed as Exhibit 5.1. The Shares include Shares that are subject to an over-allotment option granted to the underwriters in the offering.

This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed InPhonic’s charter documents and records of its corporate proceedings in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued by InPhonic in accordance with the related prospectus (as amended and supplemented through the date of issuance) will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

This opinion letter is given to you solely for use in connection with the issuance of the Shares and sale of the Shares in accordance with the Registration Statement and the related prospectus and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to InPhonic, the Shares or the Registration Statement.

Sincerely,

Gray Cary Ware & Freidenrich LLP